EXHIBIT 10.15

AMENDMENT NO. 1
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

      AMENDMENT NO. 1 dated as of September 28, 1999 ("Amendment No. 1") to the Amended and Restated Credit Agreement dated as of December 30, 1998 (the "Credit Agreement"), among HORIZON VESSELS, INC., a Delaware corporation, HORIZON OFFSHORE CONTRACTORS, INC., a Delaware corporation (together, the "Borrowers"), HORIZON OFFSHORE, INC., a Delaware corporation (the "Guarantor") and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association (the "Lender").

      W I T N E S S E T H:
-------------------------

      WHEREAS, pursuant to the Credit Agreement, the Lender made available to the Borrowers a loan facility of up to USD 30,000,000 (the "Loan"), as evidenced by the secured promissory note of the Borrowers dated December 30, 1998, endorsed to the Lender (the "Note"); and

      WHEREAS, the parties wish to amend certain provisions of the Credit Agreement as set forth herein.

      NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

A.    AMENDMENTS TO THE CREDIT AGREEMENT.
----------------------------------------
B.
1. The definition of "Billings in Excess of Cost" is hereby added to the Credit Agreement and reads as follows:
2.
3. "BILLINGS IN EXCESS OF COST" means amounts recorded on the Guarantor's consolidated balance sheet under the Billings in Excess of Cost account which are calculated in accordance with GAAP.

4.
5.    The definition of "Borrowing Base" is amended to read as follows:
6.
7. "BORROWING BASE" means the aggregate of (a) eighty percent (80%) of the face amount of Eligible Accounts, LESS (b) Billings in Excess of Cost, but only to the extent that Billings in Excess of Cost arise out of or in connection with Eligible Accounts.
8.
9. The definition of "Eligible Accounts" is hereby amended to read as follows:
10.

11. "ELIGIBLE ACCOUNTS" means, at any time, the aggregate amount of the Borrowers' accounts receivable for the shipment and sale of products or for services rendered for which invoices have been issued and payment for which is due within sixty (60) days. In determining accounts receivable constituting Eligible Accounts, there shall be excluded (i) accounts receivable remaining unpaid for a period of more than ninety (90) days from the date of invoice (or due date in the case of instruments, lease agreements and chattel paper), (ii) accounts receivable arising from sale to or services rendered for any subsidiary or Affiliate of the Borrowers, if any, (iii) accounts receivable in which the Lender does not have a first priority perfected security interest, (iv) accounts receivable which are subject to a right of offset, claim or defense, (v) accounts receivable due from suppliers of materials or inventory to the Borrowers to the extent that the Borrowers are indebted to such suppliers with respect to materials or supplies purchased by the Borrowers from such suppliers,
(vi) accounts receivable due from customers known to be insolvent or in bankruptcy proceedings, (vii) accounts receivable due from non-U.S. companies, except for accounts receivable due from non-U.S. subsidiaries of U.S. entities, provided such accounts are payable in U.S. Dollars and are payable in the United States, (viii) accounts receivable reflecting advance billings for unearned charter hire, (ix) accounts receivable due from the Borrowers' insurance carriers, and (x) accounts receivable rejected in whole or in part by the Lender in its sole discretion as containing unacceptable risk.
12.

13.   Section 2.1 is hereby amended to read in its entirety as follows:
14.
15.         REVOLVING CREDIT FACILITY.
16.
17. Upon the terms and subject to the conditions herein set forth, the Lender agrees to make the senior secured revolving credit available to the Borrowers by, from time to time prior to the Maturity Date, making an Advance or Advances to the Borrowers or issuing one or more Letters of Credit for the account of the Borrowers, PROVIDED THAT the aggregate face amount of all Letters of Credit outstanding hereunder shall not at any time exceed USD 10,000,000, and PROVIDED FURTHER that the principal amounts of all outstanding Advances and the face amount of Letters of Credit shall not exceed, in the aggregate, USD 30,000,000.00 at any one time. No Letter of Credit shall have a duration in excess of two (2) years and no Letter of Credit shall have a duration beyond the Maturity Date. Within such limit, the Borrowers may borrow, repay pursuant to
Section 6.3(a) and reborrow under this Section 2.1. Each borrowing by the Borrowers from the Lender under this Section 2.1 shall be in an aggregate principal amount of at least USD 200,000.00 and in integral multiples of USD 100,000.00.
18.
19.   Sections 2.1(b) and (c) are deleted in their entirety.
20.

21. Section 5.1(a) of the Credit Agreement is hereby amended to read as follows:

EXHIBIT 10.15

            (a) The Borrowers agree to pay interest in respect of all amounts outstanding under any LIBOR Advance at a rate per annum of the LIBOR Rate plus 2%. " \l 2 The first sentence of Section 9.1(a) is hereby amended to read as follows:
            (a) The Borrowers shall pay to the Agent for distribution to the Lenders a commitment fee of one-quarter of one percent (1/4%) per annum of the daily undrawn portion of the Commitment up to and including the Maturity Date.

1.    Section 9.1(b) is hereby deleted in its entirety.
2.
3.    Section 11.1(f) is hereby amended to read as follows:
4.
5. In addition to the requirements of Section 2.2(b) above, the Borrowers shall provide to the Lender a Borrowing Base Report on the 15th day of each month based on information on the last Business Day of the immediately preceding month, or the next succeeding Business Day, if the 15th day of the month is not a Business Day.
6.
B.    CONDITIONS PRECEDENT.
C.
1.          DOCUMENTS REQUIRED AS CONDITIONS PRECEDENT TO AMENDMENT NO. 1.
The effectiveness of the modifications to the Credit Agreement contemplated by this Amendment No. 1 is subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender and its counsel:
2.
3. (a) Each of the following documents (the "Amendment Documents") shall have been duly authorized and executed with original counterparts thereof delivered to the Lender:
4.

                  (i)   This Amendment No. 1; and

                  (ii)  Ratification of Guaranty executed by Guarantor.

            (b) The representations and warranties contained in Section 11 of the Credit Agreement shall be true on the date hereof with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in Article 14 of the Credit Agreement and no event which, with the lapse of time or the giving of notice and the lapse of time specified in Article 14 of the Credit Agreement, would become such an Event of Default, shall have occurred and be continuing.

            (c) The Lender shall have received evidence that the Borrowers maintain all depository and treasury management accounts with the Lender.

EXHIBIT 10.15

1. WAIVER OF CONDITIONS PRECEDENT. All of the conditions precedent contained in this Article B are for the sole benefit of the Lender and the Lender may waive any of them in its absolute discretion, and on such conditions as it deems proper.
2.
3.
4.
B.    REPRESENTATIONS.
C.
1. REPRESENTATIONS OF THE BORROWERS AND GUARANTOR. The Borrowers and the Guarantor represent and warrant that:
2.
3. (a) Each of the Borrowers and the Guarantor is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authority (i) to carry on its business as presently conducted; and (ii) to enter into and perform its obligations under the Amendment Documents.
4.
5. (b) The execution, delivery and performance by each of the Borrowers and the Guarantor of the Amendment Documents and any other instrument or agreement provided for by this Amendment No. 1 to which it is a party, have been duly authorized by all necessary corporate action, do not require stockholder approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its Certificate of Incorporation or Bylaws, and will not violate any provision of law or of any order of any court or governmental agency or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Amendment No.
1) in the creation of any security interests, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound other than is in favor of the Lender; the Amendment Documents have been duly executed and delivered by the Borrowers and the Guarantor and constitute the respective legal, valid and binding agreements, enforceable in accordance with the respective terms thereof as to which each of the Borrowers and the Guarantor is a party. The enforceability of this Amendment No. 1, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights or creditors and to general equity principles.
6.
7. (c) Except as set forth in the Credit Agreement, there are no suits or proceedings pending or to its knowledge threatened against or affecting any Borrower or Guarantor which if adversely determined would have a material adverse effect upon its business, financial condition or operations.
8.
9. (d) Other than such as have been obtained, no license, consent or approval of any Governmental Agency or other regulatory authority is required for the execution, delivery or performance of this Amendment No. 1 or any other Amendment Document or any instrument contemplated herein or therein. The Borrowers are the holder of all certificates and

EXHIBIT 10.15
authorizations of governmental authorities required by law to enable it to engage in the business transacted by them.
10.
11. EXPENSES. The Borrowers and the Guarantor agree to promptly, whether or not the modifications to the Credit Agreement contemplated by this Amendment No. 1 become effective, (x) reimburse the Lender for all fees and disbursements of external counsel to the Lender and all reasonable out of pocket fees and disbursements of the Lender incurred in connection with the preparation, execution and delivery of this Amendment No. 1 and all other documents referred to herein, and all amendments or waivers to or termination of this Amendment No. 1 or any agreement referred to herein; and (y) reimburse the Lender for all fees and disbursements of internal and external counsel to the Lender and all reasonable out of pocket fees, disbursements and travel-related expenses of the Lender incurred in connection with the protection of the rights of the Lender under this Amendment No. 1 and all other documents referred to herein, whether by judicial proceedings or otherwise. The obligations of the Borrowers and the Guarantor under this Section 2 shall survive payment of the Loan.
12.
D.    MISCELLANEOUS.
E.
1. Wherever and in each such place the term "Credit Agreement" is used throughout the Credit Agreement, such term shall be read to mean the Credit Agreement as amended by this Amendment No. 1.
2.
3. Except as specifically amended by this Amendment No. 1, all of the terms and provisions of the Credit Agreement shall remain in full force and effect.
4.
5. All capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement.
6.
7. THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE
8.    OF NEW YORK.

EXHIBIT 10.15

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to Credit Agreement on the date first written above.

                                    HORIZON OFFSHORE CONTRACTORS, INC.


                                    By:_____

                                    Name:___

                                    Title:__

                                    HORIZON VESSELS, INC.


                                    By:_____

                                    Name:___

                                    Title:__

                                    HORIZON OFFSHORE, INC.


                                    By:_____

                                    Name:___

                                    Title:__

                                    WELLS FARGO BANK (TEXAS), NATIONAL
                                    ASSOCIATION

                                    By:_____

                                    Name:___

                                    Title:__

EXHIBIT 10.15